CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-2 of the Cornerstone Strategic Value Fund, Inc. and to the use of our report dated February 20, 2014 on the financial statements of the Cornerstone Strategic Value Fund, Inc.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
September 19, 2014